The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlier supplement and prospectus are not an offer to sell and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY PRICING SUPPLEMENT
Subject To Completion, dated September 21, 2026
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-1 dated February 26, 2025,
Underlier Supplement dated February 26, 2025
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H Equity, Index and ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

■      Linked to the lowest performing of the common stock of NVIDIA Corporation, the S&P 500® Index and the shares of the State Street® Technology Select Sector SPDR® ETF (each referred to as a "Market Measure")
■      Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend in each case on the closing value of the lowest performing Market Measure on the relevant call date. The lowest performing Market Measure on any call date is the Market Measure that has the lowest closing value on that date as a percentage of its starting value
■      Automatic Call. If the closing value of the lowest performing Market Measure on any call date is greater than or equal to its starting value, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of at least approximately 18.95% per annum (to be determined on the pricing date). Please see "Terms of the Securities — Call Dates and Call Premiums" below for the call dates and call premiums.
■      Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be equal to or less than the face amount per security depending on the closing value of the lowest performing Market Measure on the final calculation day as follows:
■     If the closing value of the lowest performing Market Measure on the final calculation day is less than its starting value but greater than or equal to its threshold value, you will receive the face amount of your securities
■     If the closing value of the lowest performing Market Measure on the final calculation day is less than its threshold value, you will have full downside exposure to the decrease in the value of the lowest performing Market Measure from its starting value, and you will lose more than 30%, and possibly all, of the face amount of your securities.
■       The threshold value for each Market Measure is equal to 70% of its starting value
■        Investors may lose a substantial portion, and possibly all, of the face amount
■       Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each call date. You will not benefit in any way from the performance of a better performing Market Measure. Therefore, you will be adversely affected if any Market Measure performs poorly, even if another Market Measure performs favorably
■      Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing Market Measure on the applicable call date exceeds its starting value by significantly more than the percentage represented by such call premium. You will not participate in any increase of any Market Measure
■       All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
■       No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities are set on the pricing date is expected to be between $910.00 and $945.00 per security, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” beginning on page P-12 and “Estimated Value of the Securities” herein. The estimated value is expected to be less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-10 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$25.75	$974.25
Total
(1)
The Agents may receive a commission of up to $25.75 (2.575%) per security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The Agents may resell the securities to other securities dealers at the original offering price less a concession not in excess of $20.00 (2.00%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Terms of the Securities
Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measures:
The common stock of NVIDIA Corporation (referred to as an “Underlying Stock”), the S&P 500® Index (referred to as an “Index”) and the shares of the State Street® Technology Select Sector SPDR® ETF (referred to as a “Fund” and, collectively, as the “Market Measures”).

Fund Underlying Index:	With respect to the State Street® Technology Select Sector SPDR® ETF: the Technology Select Sector Index
Pricing Date*:	September 30, 2026.
Issue Date*:	October 5, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:
If the closing value of the lowest performing Market Measure on any call date is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars, if any, equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.
Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing Market Measure on the applicable call date exceeds its starting value by significantly more than the percentage represented by such call premium. You will not participate in any increase of any Market Measure.
If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates* and Call Premiums:
The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of at least approximately 18.95% per annum (to be determined on the pricing date).
The actual call premium and payment per security upon an automatic call that is applicable to each call date will be determined on the pricing date and will be at least the values specified in the table below.

	Call Date	Call Premium (as Percentage of Face Amount)	Payment per Security upon an Automatic Call
	October 5, 2027	At least 18.950%	At least $1,189.50
	November 5, 2027	At least 20.529%	At least $1,205.29
	December 6, 2027	At least 22.108%	At least $1,221.08
	January 5, 2028	At least 23.688%	At least $1,236.88
	February 7, 2028	At least 25.267%	At least $1,252.67
	March 6, 2028	At least 26.846%	At least $1,268.46
	April 5, 2028	At least 28.425%	At least $1,284.25
	May 5, 2028	At least 30.004%	At least $1,300.04
	June 5, 2028	At least 31.583%	At least $1,315.83
	July 5, 2028	At least 33.163%	At least $1,331.63
	August 7, 2028	At least 34.742%	At least $1,347.42
	September 5, 2028	At least 36.321%	At least $1,363.21
	October 5, 2028	At least 37.900%	At least $1,379.00
	November 6, 2028	At least 39.479%	At least $1,394.79
	December 5, 2028	At least 41.058%	At least $1,410.58
	January 5, 2029	At least 42.638%	At least $1,426.38
	February 5, 2029	At least 44.217%	At least $1,442.17
	March 5, 2029	At least 45.796%	At least $1,457.96
	April 5, 2029	At least 47.375%	At least $1,473.75

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

May 7, 2029	At least 48.954%	At least $1,489.54
June 5, 2029	At least 50.533%	At least $1,505.33
July 5, 2029	At least 52.113%	At least $1,521.13
August 6, 2029	At least 53.692%	At least $1,536.92
September 5, 2029	At least 55.271%	At least $1,552.71
October 5, 2029	At least 56.850%	At least $1,568.50
November 5, 2029	At least 58.429%	At least $1,584.29
December 5, 2029	At least 60.008%	At least $1,600.08
January 7, 2030	At least 61.588%	At least $1,615.88
February 5, 2030	At least 63.167%	At least $1,631.67
March 5, 2030	At least 64.746%	At least $1,647.46
April 5, 2030	At least 66.325%	At least $1,663.25
May 6, 2030	At least 67.904%	At least $1,679.04
June 5, 2030	At least 69.483%	At least $1,694.83
July 5, 2030	At least 71.063%	At least $1,710.63
August 5, 2030	At least 72.642%	At least $1,726.42
September 5, 2030	At least 74.221%	At least $1,742.21
September 30, 2030	At least 75.800%	At least $1,758.00
We refer to September 30, 2030 as the “final calculation day”. The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.
Call Settlement Date:
Three business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.

Stated Maturity Date*:	October 3, 2030, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:
If the securities are not automatically called then, on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars, if any, equal to the maturity payment amount. The “maturity payment amount” per security will equal:
•        if the ending value of the lowest performing Market Measure on the final calculation day is less than its starting value but greater than or equal to its threshold value: $1,000; or
•          if the ending value of the lowest performing Market Measure on the final calculation day is less than its threshold value:

$1,000 × performance factor of the lowest performing Market Measure on the final calculation day

If the securities are not automatically called and the ending value of the lowest performing Market Measure on the final calculation day is less than its threshold value, you will lose more than 30%, and possibly all, of the face amount of your securities at stated maturity.

Lowest Performing Market Measure:	For any call date, the “lowest performing Market Measure” will be the Market Measure with the lowest performance factor on that call date.
Performance Factor:	With respect to a Market Measure on any call date, its closing value on such date divided by its starting value (expressed as a percentage).
Closing Value:
With respect to an Underlying Stock, closing value has the meaning assigned to “stock closing price” which, in addition to “closing price” and “adjustment factor”, have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.
With respect to an Index, closing value has the meaning assigned to “closing level” as set forth under “General Terms of the Securities — Certain Terms for Securities Linked to an Index — Certain Definitions” in the accompanying product supplement.
With respect to a Fund, closing value has the meaning assigned to “fund closing price”, “closing price” and “adjustment factor” each as set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Starting Value:
With respect to the common stock of NVIDIA Corporation:      , its closing value on the pricing date.
With respect to the S&P 500® Index:        , its closing value on the pricing date.
With respect to the shares of the State Street® Technology Select Sector SPDR® ETF:  , its closing value on the pricing date.

Ending Value:	The “ending value” of a Market Measure will be its closing value on the final calculation day.
Threshold Value:
With respect to the common stock of NVIDIA Corporation:                                                                                                                                          , which is equal to 70% of its starting value.
With respect to the S&P 500® Index:                                                                                              , which is equal to 70% of its starting value.
With respect to the shares of the State Street® Technology Select Sector SPDR® ETF:  , which is equal to 70% of its starting value.

Market Disruption Events and Postponement Provisions:
Each call date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the call dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date (including the final calculation day) is a “calculation day” and each call settlement date (including the stated maturity date) is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock —Market Disruption Events”, “—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts with respect to the Market Measures. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, as a “constructive ownership transaction” within the meaning of Section 1260 of the Code (as defined below) or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement.

Canadian Tax Treatment:
Please see the discussion herein under “Canadian Taxation”. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in sections 12.7 and 18.4 of the Canadian Tax Act (as defined under “Canadian Taxation” herein), as such rules may be amended from time to time.

Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC.
The Agents may receive a commission of up to $25.75 (2.575%) per security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The Agents may resell the securities to other securities dealers at the original offering price less a concession not in excess of $20.00 (2.00%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the securities.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115NHE7 / US89115NHE76
*
To the extent that we make any change to the expected pricing date or expected issue date, the call dates (including the final calculation day) and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Additional Information about the Bank and the Securities
You should read this pricing supplement together with product supplement MLN-WF-1 dated February 26, 2025, the underlier supplement dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, underlier supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; third, the underlier supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement, underlier supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement, underlier supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000114036125006130/ef20044457_424b3.htm
•	Underlier Supplement dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000114036125006121/ef20044458_424b3.htm
•	Prospectus dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Estimated Value of the Securities
The final terms for the securities will be determined on the date the securities are initially priced for sale to the public, which we refer to as the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and will be communicated to investors in the final pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating to Hedging Activities and Conflicts of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value range for the securities. The estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities, and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.”
Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 4 months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■	believe that the closing value of the lowest performing Market Measure will be greater than or equal to its starting value on one of the call dates;
■
seek the potential for a fixed return if the closing value of the lowest performing Market Measure is greater than or equal to its starting value on any call date in lieu of participation in any potential increase of any or all Market Measures;

■
are willing to accept the risk that, if the closing value of the lowest performing Market Measure is less than its starting value on each call date, they will not receive any positive return on their investment in the securities;

■
understand that if the securities are not automatically called and the closing value of the lowest performing Market Measure on the final calculation day is less than its starting value by more than 30%, they will be fully exposed to the decline in the lowest performing Market Measure from its starting value, and will lose more than 30%, and possibly all, of the face amount per security at maturity;

■
understand that the term of the securities may be as short as approximately one year and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

■
understand that the return on the securities will depend solely on the performance of the lowest performing Market Measure on each call date and that they will not benefit in any way from the performance of a better performing Market Measure;

■	understand that the securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of each Market Measure;
■	understand and are willing to accept the full downside risks of each Market Measure;
■	are willing to forgo interest payments on the securities and dividends on a Stock, on the shares of a Fund and on the securities held by or included in any applicable Market Measure; and
■	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	require full payment of the face amount of the securities at stated maturity;
■	believe that the closing value of the lowest performing Market Measure will be less than its starting value on each call date;
■	seek a security with a fixed term;
■
are unwilling to accept the risk that, if the closing value of the lowest performing Market Measure is less than its starting value on each call date, they will not receive any positive return on their investment in the securities;

■
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	are unwilling to accept the risk that the closing value of the lowest performing Market Measure on the final calculation day may decline to less than its threshold value;
■	seek current income;
■
seek exposure to a basket composed of each Market Measure or a similar investment in which the overall return is based on a blend of the performances of the Market Measures, rather than solely on the lowest performing Market Measure;

■	are unwilling to accept the risk of exposure to the Market Measures;
■	seek exposure to the upside performance of any or each Market Measure;
■	are unwilling to accept the credit risk of the Bank; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Market Measures, please see the section titled “Information Regarding The Market Measures” below.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Determining Timing and Amount of Payment on the Securities
Whether the securities are automatically called on any call date for the applicable call premium will be determined based on the closing value of the lowest performing Market Measure on the applicable call date as follows:
If the securities are not automatically called then, on the stated maturity date, you will receive a cash payment per security (the maturity payment amount), if any, calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Securities Are Not Automatically Called And The Ending Value Of The Lowest Performing Market Measure On The Final Calculation Day Is Less Than Its Threshold Value, You Will Lose More Than 30%, And Possibly All, Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the closing value of the lowest performing Market Measure is less than its starting value on each call date, the securities will not be automatically called, and you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Market Measure on the final calculation day.
If the ending value of the lowest performing Market Measure on the final calculation day is less than its threshold value, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the value of the lowest performing Market Measure, resulting in a loss of 1% of the face amount for every 1% decline in the lowest performing Market Measure. The threshold value for each Market Measure is 70% of its starting value. For example, if the securities are not automatically called and the lowest performing Market Measure on the final calculation day has declined by 30.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, if the ending value of the lowest performing Market Measure on the final calculation day is less than the threshold value, you will lose more than 30%, and possibly all, of the face amount at stated maturity. This is the case even if the value of the lowest performing Market Measure is greater than or equal to its starting value or its threshold value at certain times during the term of the securities.
If the securities are not automatically called, your return on the securities will be zero or negative and, therefore, will be less than the return you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating and term to maturity.
No Periodic Interest Will Be Paid On The Securities.
No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “Material U.S. Federal Income Tax Consequences.”
The Potential Return On The Securities Is Limited To The Call Premium And You May Be Fully Exposed To The Decline In The Lowest Performing Market Measure On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Market Measure.
The potential return on the securities is limited to the applicable call premium, regardless of the performance of any Market Measure, which may increase by significantly more than the percentage represented by the applicable call premium from the pricing date through the applicable call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Market Measure. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.
The Securities Are Subject To The Full Risks Of Each Market Measure And Will Be Negatively Affected If Any Market Measure Performs Poorly, Even If Another Market Measure Performs Favorably.
You are subject to the full risks of each Market Measure. If any Market Measure performs poorly, you will be negatively affected, even if another Market Measure performs favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of an Market Measure could offset the poor performance of another. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure on each call date. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of each Market Measure. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Market Measure.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Your Return On The Securities Will Depend Solely On The Performance Of The Market Measure That Is The Lowest Performing Market Measure On Each Call Date, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Market Measure.
Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each call date. Although it is necessary for each Market Measure to close above its starting value on the relevant call date in order for you to receive a call premium and above its respective threshold value on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Market Measure. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of any better performing Market Measure(s) would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.
You Will Be Subject To Risks Resulting From The Relationship Among The Market Measures.
It is preferable from your perspective for the Market Measures to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Market Measures will not exhibit this relationship. The less correlated the Market Measures, the more likely it is that any one of the Market Measures will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Market Measures to perform poorly; the performance of a better performing Market Measure is not relevant to your return on the securities. It is impossible to predict what the relationship among the Market Measures will be over the term of the securities. To the extent the Market Measures represent different equity markets, such equity markets may not perform similarly over the term of the securities.
Higher Call Premiums Are Associated With Greater Risk.
The securities offer the potential to receive a call premium that reflects a per annum rate that is higher than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential call premiums are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that the securities will not be automatically called and the risk that you may lose a substantial portion, and possibly all, of the face amount per security at maturity. The volatility of the Market Measures and the correlation of the Market Measures are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Market Measure, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Market Measures or lower expected correlation of the Market Measures as of the pricing date may result in higher call premiums, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Market Measure will be less than its starting value on each call date such that the securities will not be automatically called for the applicable call premium, and that the closing value of at least one Market Measure will be less than its threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount per security at maturity. In general, the higher the call premiums are relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that the securities will not be automatically called and that you will lose a substantial portion, and possibly all, of the face amount per security at maturity.
You Will Be Subject To Reinvestment Risk.
If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.
A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Call Date Is Postponed.
A call date (including the final calculation day) will be postponed with respect to any Market Measure if the applicable originally scheduled call date is not a trading day with respect to any Market Measure or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Market Measure on that call date. If such a postponement occurs with respect to a call date other than the final calculation day, then the related call settlement date will be the business day that follows such postponed call date by a number of business days equal to the number of business days between the originally scheduled call date and the originally scheduled call settlement date. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Risks Relating To An Investment In The Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the lowest performing Market Measure on each applicable call date, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on a call settlement date or stated maturity date, as applicable. Therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Expected To Be Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities on the pricing date is expected to be less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities on the pricing date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.
The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.
There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the face amount irrespective of the value of the Market Measures, and as a result, you may suffer substantial losses.
If The Value Of Any Market Measure Changes, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of any of the Market Measures. Changes in the value of any Market Measure generally or the lowest performing Market Measure specifically may not result in a comparable change in the market value of your securities. Even if the value of each Market Measure increases above its starting value during the term of the securities, the market value of your securities may not increase by the same amount and could decline.
Risks Relating To The Market Measures
Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Market Measures And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Market Measures. Investing in the securities is not equivalent to investing in the Market Measure. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held an Underlying Stock, the shares of a Fund or the securities included in any applicable Market Measure for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of those securities would have.

•	Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.
•	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.
•	We, The Agents And Our Or Their Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer.
•	You Have Limited Anti-Dilution Protection.
•	Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.
•	We, The Agents And Our Or Their Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.
•	We And Our Affiliates And The Agents And Their Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.
•	Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
•	We, The Agents And Our Or Their Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.
•
We, The Agents And Our Or Their Respective Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information...An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

•	There Are Management And Liquidity Risks Associated With A Fund.
•	Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.
An Index Reflects Price Return, Not Total Return, And You Will Not Have Any Rights To The Constituents of an Index.
The return on your securities is based, in the part, on the performance of an Index, which reflects the changes in the market prices of its constituents. The securities are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the constituents of an Index. Additionally, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the constituents of an Index would have.
The Securities Are Subject To Risks Associated With The Sector Tracked By The State Street® Technology Select Sector SPDR® ETF.
The State Street® Technology Select Sector SPDR® ETF is comprised of the stocks of companies in a particular sector that are included in the S&P 500® Index, in each case as described elsewhere in this document. Because the State Street® Technology Select Sector SPDR® ETF tracks the performance of companies in one particular sector of the economy, the State Street® Technology Select Sector SPDR® ETF will be subject to risks associated with the relevant sector. The performance of companies in a particular sector of the economy will be influenced by many factors that interact in complex and unpredictable ways, including, without limitation, supply and demand for the products and services offered by such companies, industry competition, geopolitical events, public health conditions, interest rates and governmental action. Adverse developments in the sector tracked by a Fund may have a material adverse effect on the value of that Fund and, accordingly, on the value of the Securities. Because the State Street® Technology Select Sector SPDR® ETF invests in securities issued by companies in only one sector of the economy, the State Street® Technology Select Sector SPDR® ETF may underperform alternative investments that are based on the performance of a more diversified group of assets
Risks Relating to Hedging Activities and Conflicts of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion herein under “Canadian Taxation” and the further discussion above under “Terms of the Securities”. If you are not a Non-resident Holder (as that term is defined under “Canadian Taxation” herein) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Hypothetical Examples and Returns
The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting value or threshold value of any Market Measure. The hypothetical starting value of each Market Measure of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting value for any Market Measure. The actual starting value and threshold value for each Market Measure will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Market Measures, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.
Hypothetical Call Premiums:	Call Date: (#)	Call Premium*: (as percentage of face amount)
	1	18.950%
	2	20.529%
	3	22.108%
	4	23.688%
	5	25.267%
	6	26.846%
	7	28.425%
	8	30.004%
	9	31.583%
	10	33.163%
	11	34.742%
	12	36.321%
	13	37.900%
	14	39.479%
	15	41.058%
	16	42.638%
	17	44.217%
	18	45.796%
	19	47.375%
	20	48.954%
	21	50.533%
	22	52.113%
	23	53.692%
	24	55.271%
	25	56.850%
	26	58.429%
	27	60.008%
	28	61.588%
	29	63.167%
	30	64.746%
	31	66.325%
	32	67.904%
	33	69.483%
	34	71.063%
	35	72.642%
	36	74.221%
	37	75.800%
	* In each case, based on the minimum call premiums as specified herein.
Hypothetical Starting Value:	For each Market Measure, 100.00
Hypothetical Threshold Value:	For each Market Measure, 70.00 (70% of its hypothetical starting value)

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Hypothetical Payout Profile

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Hypothetical Returns
If the securities are automatically called:
Hypothetical call date (#) on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1	$1,189.50	18.950%
2	$1,205.29	20.529%
3	$1,221.08	22.108%
4	$1,236.88	23.688%
5	$1,252.67	25.267%
6	$1,268.46	26.846%
7	$1,284.25	28.425%
8	$1,300.04	30.004%
9	$1,315.83	31.583%
10	$1,331.63	33.163%
11	$1,347.42	34.742%
12	$1,363.21	36.321%
13	$1,379.00	37.900%
14	$1,394.79	39.479%
15	$1,410.58	41.058%
16	$1,426.38	42.638%
17	$1,442.17	44.217%
18	$1,457.96	45.796%
19	$1,473.75	47.375%
20	$1,489.54	48.954%
21	$1,505.33	50.533%
22	$1,521.13	52.113%
23	$1,536.92	53.692%
24	$1,552.71	55.271%
25	$1,568.50	56.850%
26	$1,584.29	58.429%
27	$1,600.08	60.008%
28	$1,615.88	61.588%
29	$1,631.67	63.167%
30	$1,647.46	64.746%
31	$1,663.25	66.325%
32	$1,679.04	67.904%
33	$1,694.83	69.483%
34	$1,710.63	71.063%
35	$1,726.42	72.642%
36	$1,742.21	74.221%
37	$1,758.00	75.800%
If the securities are not automatically called:
Hypothetical performance factor of lowest performing Market Measure on final calculation day	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
99.00%	$1,000.00	0.00%
90.00%	$1,000.00	0.00%
85.00%	$1,000.00	0.00%
75.00%	$1,000.00	0.00%
70.00%	$1,000.00	0.00%
69.99%	$699.90	-30.01%
60.00%	$600.00	-40.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%
(1)
The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity
Example 1. The closing value of the lowest performing Market Measure on the first call date is greater than or equal to its starting value, and the securities are automatically called on the first call date:
	Common Stock of NVIDIA Corporation	S&P 500® Index	Shares of the State Street® Technology Select Sector SPDR® ETF
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical closing value:	$125.00	130.00	$140.00
Performance factor (closing value divided by its starting value):	125.00%	130.00%	140.00%
Step 1: Determine which Market Measure is the lowest performing Market Measure on the first call date.
In this example, the common stock of NVIDIA Corporation has the lowest performance factor on the first call date and is, therefore, the lowest performing Market Measure on the first call date.
Step 2: Determine the payment upon automatic call.
Because the hypothetical closing value of the lowest performing Market Measure on the first call date is greater than or equal to its hypothetical starting value, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount per security plus a call premium of 18.95% of the face amount per security. Even though the lowest performing Market Measure increased by 25.00% from its starting value to its closing value on the first call date in this example, your return is limited to the call premium of 18.95% that is applicable to such call date.
On the call settlement date, you would receive $1,189.50 per security.
Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The closing value of the lowest performing Market Measure on the final calculation day is greater than or equal to its starting value, and the securities are automatically called on the final calculation day:
	Common Stock of NVIDIA Corporation	S&P 500® Index	Shares of the State Street® Technology Select Sector SPDR® ETF
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical closing values on call dates prior to the final calculation day:	Various (all above starting value)	Various (all below starting value)	Various (all below starting value)
Hypothetical closing values on final calculation day (i.e. the ending value):	$150.00	110.00	$105.00
Performance factor on final calculation day (closing value divided by its starting value):	150.00%	110.00%	105.00%
Hypothetical threshold value:	$70.00	70.00	$70.00
Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.
In this example, the shares of the State Street® Technology Select Sector SPDR® ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Market Measure on the final calculation day.
Step 2: Determine the payment upon automatic call.
Because the hypothetical closing value of the lowest performing Market Measure on each call date prior to the last call date (which is the final calculation day) is less than its hypothetical starting value, the securities are not called prior to the final calculation day. Because the closing value of the lowest performing Market Measure on the final calculation day is greater than or equal to its starting value, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 75.80% of the face amount per security.
On the call settlement date (which is the stated maturity date), you would receive $1,758.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Example 3. The securities are not automatically called. The ending value of the lowest performing Market Measure on the final calculation day is less than its starting value but greater than or equal to its threshold value and the maturity payment amount is equal to the face amount:
	Common Stock of NVIDIA Corporation	S&P 500® Index	Shares of the State Street® Technology Select Sector SPDR® ETF
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical closing values on call dates prior to the final calculation day:	Various (all below starting value)	Various (all above starting value)	Various (all above starting value)
Hypothetical closing values on final calculation day (i.e. the ending value):	$80.00	110.00	$115.00
Performance factor on final calculation day (closing value divided by its starting value):	80.00%	110.00%	115.00%
Hypothetical threshold value:	$70.00	70.00	$70.00
Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.
In this example, the common stock of NVIDIA Corporation has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Market Measure on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Market Measure on the final calculation day.
Because the hypothetical closing value of the lowest performing Market Measure on each call date (including the final calculation day) is less than its hypothetical starting value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing Market Measure on the final calculation day is less than its hypothetical starting value but greater than or equal to its hypothetical threshold value, you would receive the face amount of your securities at maturity.
On the stated maturity date, you would receive $1,000.00 per security.
Example 4. The securities are not automatically called. The ending value of the lowest performing Market Measure on the final calculation day is less than its threshold value and the maturity payment amount is less than the face amount:
	Common Stock of NVIDIA Corporation	S&P 500® Index	Shares of the State Street® Technology Select Sector SPDR® ETF
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical closing values on call dates prior to the final calculation day:	Various (all above starting value)	Various (all above starting value)	Various (all below starting value)
Hypothetical closing values on final calculation day (i.e. the ending value):	$120.00	110.00	$45.00
Performance factor on final calculation day (closing value divided by its starting value):	120.00%	110.00%	45.00%
Hypothetical threshold value:	$70.00	70.00	$70.00
Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.
In this example, the shares of the State Street® Technology Select Sector SPDR® ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Market Measure on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Market Measure on the final calculation day.
Because the hypothetical closing value of the lowest performing Market Measure on each call date (including the final calculation day) is less than its hypothetical starting value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing Market Measure on the final calculation day is less than its hypothetical threshold value, you would lose a portion of the face amount of your securities and receive a maturity payment amount equal to:
= $1,000 × performance factor of the lowest performing Market Measure on the final calculation day
= $1,000 × 45.00%
= $450.00
On the stated maturity date, you would receive $450.00 per security, resulting in a loss of 55.00%. As this example illustrates, if any Market Measure decreases below its threshold value on the final calculation day, you will incur a loss on the securities at maturity, even if another Market Measure has increased or has not declined below its threshold value.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Information Regarding The Market Measures
All disclosures contained in this document regarding the Market Measures, including, without limitation, their make-up, methods of calculation, and changes in any constituents of an applicable Market Measure, have been derived from publicly available sources. We have not undertaken an independent review or due diligence of any publicly available information with respect to the Market Measures. The information reflects the policies of, and is subject to change by, the respective index sponsors or investment advisers (as defined herein). The index sponsor or investment adviser, as applicable, owns the copyright and all other rights to the relevant Market Measure, has no obligation to continue to publish, and may discontinue publication of, the relevant Market Measure. None of the websites referenced in the Market Measure descriptions below, or any materials included in those websites, are incorporated by reference into this document or any document incorporated herein by reference. We have not independently verified the accuracy or completeness of reports filed by an Investment Adviser with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.
A Fund is registered under the Securities Act of 1933, the Investment Company Act of 1940 and/or the Securities Exchange Act of 1934, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by an investment adviser with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by a Fund can be located by reference to its SEC file number provided below.
An Underlying Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information regarding an Underlying Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.
The graphs below set forth the information relating to the historical performance of the Market Measures for the periods specified. We obtained the information regarding the historical performance of the Market Measures in the graphs below from Bloomberg Professional® service (“Bloomberg”). The closing values for a Fund may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Market Measures. The historical performance of each Market Measure should not be taken as an indication of its future performance, and no assurance can be given as to the closing value of any Market Measure. We cannot give you any assurance that the performance of the Market Measures will result in a positive return on your initial investment. You are urged to make your own investigation into the Market Measures.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

NVIDIA Corporation
According to publicly available information, NVIDIA Corporation (“NVIDIA”) is a visual computing company that designs and develops graphics processing units and artificial intelligence. Information filed by NVIDIA with the SEC can be located by reference to its SEC file number: 000-23985, or its CIK Code: 0001045810. NVIDIA’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “NVDA”.
Historical Information
We obtained the closing values of the common stock of NVIDIA in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing values of the common stock of NVIDIA for the period from January 1, 2021 to September 18, 2026. The closing value on September 18, 2026 was $222.27. The historical performance of a Market Measure should not be taken as an indication of its future performance  and no assurance can be given as to the closing value of a Market Measure on any day during the term of the securities. We cannot give you any assurance that the performance of any Market Measure will result in any positive return on your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

The S&P 500® Index
We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “Index Sponsor” or “S&P Dow Jones”).
SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website.
Historical Information
We obtained the closing values of the S&P 500® Index in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing values of the S&P 500® Index for the period from January 1, 2021 to September 18, 2026. The closing value on September 18, 2026 was 7,650.50. The historical performance of a Market Measure should not be taken as an indication of its future performance  and no assurance can be given as to the closing value of a Market Measure on any day during the term of the securities. We cannot give you any assurance that the performance of any Market Measure will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

The State Street® Technology Select Sector SPDR® ETF
We have derived all information contained herein regarding the State Street® Technology Select Sector SPDR® ETF (the “XLK Fund”) and the Fund Underlying Index from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLK Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA”) and the index sponsor of its Fund Underlying Index.
The XLK Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLK Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Fund Underlying Index The Fund Underlying Index seeks to measure the performance of the information technology segment of the U.S. equity market and includes companies that have been identified as information technology companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The Fund Underlying Index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Fund Underlying Index at any time.
Select information regarding the XLK Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLK Fund’s website. Expenses of the XLK Fund reduce the net asset value of the assets held by the XLK Fund and, therefore, reduce the value of the shares of the XLK Fund.
In seeking to track the performance of the Fund Underlying Index, the XLK Fund employs a replication strategy, which means that the XLK Fund typically invests in substantially all of the securities represented in the Fund Underlying Index in approximately the same proportions as the Fund Underlying Index. Under normal market conditions, the XLK Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the Fund Underlying Index. In addition, the XLK Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).
Shares of the XLK Fund are listed on the NYSE Arca under the ticker symbol “XLK”.
Information from outside sources including, but not limited to the prospectus related to the XLK Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLK Fund or the Fund Underlying Index.
Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLK Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Historical Information
We obtained the closing values of the XLK Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing values of the XLK Fund for the period from January 1, 2021 to September 18, 2026. The closing value on September 18, 2026 was $189.60. The historical performance of a Market Measure should not be taken as an indication of its future performance  and no assurance can be given as to the closing value of a Market Measure on any day during the term of the securities. We cannot give you any assurance that the performance of any Market Measure will result in any positive return on your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Market Measures. If the securities are so treated, upon taxable disposition (including cash settlement) of your securities, you should generally recognize capital gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Subject to the “constructive ownership” rules of Section 1260 of the Code (discussed below), such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations.
However, it is possible that the IRS could assert that your holding period in respect of your securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your securities is determined, even though you will not receive any amounts in respect of your securities prior to the maturity or automatic call of your securities. In such case, you may be treated as having a holding period in respect of your securities prior to the maturity or automatic call of your securities, and such holding period may be treated as one year or less even if you receive cash upon the maturity or automatic call of your securities at a time that is more than one year after the beginning of your holding period. Although uncertain, it is possible that the call premium, or proceeds received from the taxable disposition of your securities prior to the Call Settlement Date that could be attributed to the expected call premium, could be treated as ordinary income or as short-term capital gain. You should consult your tax advisor regarding this risk.
Section 1260. Because a Fund would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the accompanying product supplement.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code, discussed above), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the accompanying product supplement.
The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
Non-U.S. Holders. If you are a non-U.S. holder, which is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 897 of the Code and Section 871(m) of the Code (each as discussed below) and FATCA (as discussed below and in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether the issuer of an Underlying Stock, of a Fund or of any constituent of an Index would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of their individual circumstances, including any other interest they may have in a relevant issuer.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2029.
Based on our determination that the securities are not “delta-one” with respect to the Market Measures or any constituent of an Index, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.
Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Market Measures, any constituent of an Index, or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Market Measures, any constituent of an Index or the securities. If you enter, or have entered, into other transactions in respect of the Market Measures, any constituent of an Index or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.
U.S. Federal Estate Tax Treatment of Non-U.S. Holders. The securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

Canadian Taxation
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a security upon the initial issuance of the security by the Bank pursuant to this offering document or common shares of the Bank or any of its affiliates on a conversion of a security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, the Bank, any affiliate of the Bank, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of the Bank and each affiliate of the Bank, (iv) is not an entity in respect of which the Bank or any affiliate of the Bank is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act); (v) holds the security or common shares of the Bank or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the security or common shares of the Bank or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no security or property acquired on settlement of a security will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of securities and any common shares of the Bank or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Securities
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the S&P 500® Index and the Shares of the State Street® Technology Select Sector SPDR® ETF due October 3, 2030

In the event that a security is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to the Bank or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the security to that time, be subject to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the security was issued, does not exceed 4/3 of the interest stipulated to be payable on the security, expressed in terms of an annual rate on the outstanding principal amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion
Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of the Bank or common shares of an affiliate of the Bank that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.
A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of the Bank or common shares of an affiliate of the Bank unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.